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Filed pursuant to Rule 424(b)(3)
Registration No. 333-173616

PROSPECTUS

Geokinetics Inc.

3,318,616 Shares

Common Stock

        This prospectus relates to the offer and resale by the selling shareholder identified in this prospectus of up to 2,153,616 shares of our common stock and 1,165,000 shares of our common stock that may be issued by us upon exercise of warrants.

        The selling shareholder identified in this prospectus (which term as used in this prospectus includes its respective pledges, donees, transferees or other successors-in-interest) may offer these shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

        Although we will incur expenses in connection with the registration of the securities, we will not receive any of the proceeds from the sale of the ordinary shares by the selling shareholder. However, we will receive gross proceeds of up to approximately $11,230,600 from the exercise of the warrants, if and when they are exercised.

        Our ordinary shares are currently traded on the NYSE Amex under the symbol "GOK." As of April 19, 2011, the closing sale price of our common stock was $7.90.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 7 for a discussion of information that should be considered before purchasing any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2011.

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

        You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC, using the "shelf" registration process. Under the shelf registration process, the selling shareholder may sell from time to time the securities described in this prospectus in one or more offerings. We may, to the extent necessary, provide a prospectus supplement that will contain specific information about the selling shareholder and the terms of the offering. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities or to us. Any prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, the information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the additional information incorporated by reference in this prospectus described below under "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" before making an investment in our ordinary shares.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

        Unless stated or the context otherwise requires, references in this prospectus to "we," "us" and "our" refer to Geokinetics Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated herein by reference that are not historical facts contain "forward-looking statements" that involve risks and uncertainties. These forward-looking statements are often accompanied by words such as "believe," "should," "anticipate," "plan," "expect," "potential," "scheduled," "estimate," "intend," "seek," "goal," "may" and similar expressions. These statements include, without limitation, statements about the integration of the onshore seismic data acquisition and multi-client data library business of Petroleum Geo-Services ASA ("PGS Onshore"), our market opportunity, our growth strategy, competition, expected activities, future acquisitions and investments, and the adequacy of our available cash resources. We urge you to read these statements carefully and caution you that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect our business. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, we do not assume any responsibility for the accuracy and completeness of such statements in the future.

        Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors:

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  our ability to comply with the covenants in our revolving credit facility or to obtain an amendment or waiver of such covenants;

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  our ability to raise capital or sell assets to meet our short-term liquidity needs;

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  our ability to successfully integrate PGS Onshore into our existing operations;

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  a decline in capital expenditures by oil and gas exploration and production companies;

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  market developments affecting, and other changes in, the demand for seismic data and related services;

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  the timing and extent of changes in the price of oil and gas;

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  our future capital requirements and availability of financing on satisfactory terms;

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  availability or increases in the price of seismic equipment;

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  availability of crew personnel and technical personnel;

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  competition;

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  technological obsolescence of our seismic data acquisition equipment;

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  the condition of the capital markets generally, which will be affected by interest rates, foreign currency fluctuations and general economic conditions;

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  the effects of weather or other delays on our operations;

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  cost and other effects of legal proceedings, settlements, investigations and claims, including liabilities which may not be covered by indemnity or insurance;

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  governmental regulation; and

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  the political and economic climate in the foreign or domestic jurisdictions in which we conduct business.

        We have also discussed the risks to our business under "Risk Factors" beginning on page 7. Given these risks and uncertainties, we can give no assurances that results projected in any forward-looking statements will in fact occur and therefore caution investors not to place undue reliance on them. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that is deemed by the rules of the SEC to be furnished not filed, until we close this offering:

  •
  our annual report on Form 10-K for the fiscal year ended December 31, 2010;

  •
  our Current Reports on Form 8-K filed on January 28, 2011, February 8, 2011, February 10, 2011, February 18, 2011, and April 5, 2011; and

  •
  the description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-140385) filed on April 27, 2007.

        You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described below in "Where You Can Find More Information." Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the internet at:

Geokinetics Inc.
1500 CityWest Blvd., Suite 800
Houston, Texas 77042
(713) 850-7600
Attn: Investor Relations
Internet Website: www.geokinetics.com

        The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Unless specifically listed under "Incorporation of Certain Information by Reference" above, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

        Our home page is located at www.geokinetics.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the cover page of this prospectus or any supplement. Our business, financial condition, results of operations and prospectus may have changed since that date.

SUMMARY

        This summary highlights selected features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, especially the risks of investing in our common stock discussed under "Risk Factors" in this prospectus and any accompanying prospectus supplement and the risk factors discussed in the documents incorporated by reference herein.

 Geokinetics Inc.

        We are a full-service, global provider of seismic data acquisition, multi-client data library and seismic data processing and interpretation services to the oil and natural gas industry. As an acknowledged industry leader in land, marsh, swamp, transition zone and shallow water (up to 500 feet water depths) ocean bottom cable or "OBC" environments, we have the capacity to operate up to 32 seismic crews with approximately 200,000 recording channels worldwide and the ability to process seismic data collected throughout the world. Crew count, configuration and location can change depending upon industry demand and requirements.

        We provide a suite of geophysical services including acquisition of two-dimensional ("2D"), three dimensional ("3D"), and multi-component seismic data surveys, data processing and interpretation services and other geophysical services for customers in the oil and natural gas industry, which include many national oil companies, major international oil companies and smaller independent E&P companies in the Gulf Coast, Mid-Continent, California, Appalachian and Rocky Mountain regions of the United States, Western Canada, Canadian Arctic, Latin America, Africa, the Middle East, Australia/New Zealand and the Far East. Seismic data is used by E&P companies to identify and analyze drilling prospects, maximize drilling success, optimize field development and enhance production economics. We also maintain a multi-client data library whereby we maintain full or partial ownership of data acquired for future licensing. Our multi-client data library consists of data covering various areas in the United States, Canada, Brazil and Australia.

Issuance of Securities to the Selling Shareholder

        On February 12, 2010, we acquired PGS Onshore, with the ability to deploy up to 13 seismic crews and over 84,000 recording channels. The PGS Onshore acquisition provided us a significant business expansion into Mexico and Alaska, where PGS Onshore employs crews using specialized seismic vehicles designed for the environmentally sensitive arctic region. The PGS Onshore acquisition substantially increased our multi-client seismic library. We have a library that, including the data acquired from PGS Onshore and upon completion of current surveys in progress, will cover approximately 7,500 square miles of 3D data and 1,100 linear miles of 2D data. On February 12, 2010, we issued 2,153,616 shares of our common stock to the selling shareholder in connection with the acquisition of PGS Onshore.

        On December 14, 2010, the selling shareholder purchased a warrant from us to purchase 1,165,000 shares of our common stock at an exercise price per share of $9.64, representing 105% of the closing market price for our common stock as of December 13, 2010.

 The Offering

Common stock offered by the selling shareholder	3,318,616 shares(1)
Selling shareholder	All of the common stock is being offered by the selling shareholder named herein. See "Selling Shareholder" for more information on the selling shareholder.
Use of proceeds	We will not receive any proceeds from the sale of the shares in this offering.
Plan of distribution

The selling shareholder named in this prospectus, or his pledgees, donees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions. For additional information on the methods of sale that may be used by the selling shareholder, see "Plan of Distribution" on page 9.

NYSE Amex symbol	GOK
Risk factors

Investing in our common stock involves risks. For a discussion of certain risks associated with an investment in our common stock, please see the section entitled "Risk Factors" beginning on page 7 of this prospectus and the risk factors discussed in the documents incorporated by reference.

(1)
Includes 1,165,000 shares of common stock that may be issued upon the exercise of warrants held by the selling shareholder.

RISK FACTORS

        Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the risk below and the risks described in the section entitled "Risk Factors" in any prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and incorporated by reference into this prospectus. The occurrence of any of these risks could materially adversely affect our business, operating results and financial condition.

        The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment.

Risks Related to our Common Stock

Our stock price may be volatile and may decrease in response to various factors, which could adversely affect our business and cause our stockholders to suffer significant losses.

        Although we are listed on a national exchange, our common stock is relatively illiquid and its price has been and may continue to be volatile in the future. The market price of our common stock may be influenced by many factors, many of which are beyond our control, including the risks described in this "Risk Factors" section and the following:

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  decreases in prices for oil and natural gas resulting in decreased demand for our services;

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  variations in our operating results and failure to meet expectations of investors and analysts;

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  the public's reaction to our press releases, other public announcements and filings with the SEC;

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  increases in interest rates;

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  the loss of customers;

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  competition;

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  overcapacity within industry;

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  illiquidity of the market for our common stock;

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  sales of common stock by existing stockholders; and

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  other developments affecting us or the financial markets.

        We are unable to predict the extent to which investor interest in us will affect the liquidity of our shares of common stock. If liquidity remains low, stockholders may have difficulty selling our common stock.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of ordinary shares by the selling shareholder. However, we will receive gross proceeds of up to approximately $11.2 million from the exercise of the warrants, if and when they are exercised. The selling shareholder named in this prospectus will pay any underwriting fees, discounts and commissions, along with any fees and expenses of underwriter's counsel and certain of the selling shareholder's out-of-pocket expenses, incurred in connection with their sale of ordinary shares registered under this prospectus. We will bear all other costs, fees and expenses incurred by us, or by the selling shareholder, in effecting the registration, offer and sale of the ordinary shares covered by this prospectus.

SELLING SHAREHOLDER

        The (i) shares of our common stock and (ii) shares of our common stock that may be issued to the selling shareholder following the exercise of the warrant were issued in private transactions with Petroleum Geo-Services ASA ("PGS" or the "selling shareholder"). We granted registration rights to the selling shareholder with respect to the resale or other disposal of the shares of our common stock and shares of our common stock that may be issued pursuant to the exercise of the warrant.

        The following tables set forth certain information with respect to the beneficial ownership of shares of our common stock and warrants by the selling shareholder as of March 15, 2011.

	Shares of Common Stock Beneficially Owned and Which May be Sold in This Offering				Shares of Common Stock Beneficially Owned Following This Offering(3)
Selling Shareholder	Number		Percent		Number	Percent
Petroleum Geo-Services ASA	3,318,616	(1)	17.45	%(2)	0	0%

(1)
Includes 1,165,000 shares of our common stock which the selling shareholder has the right to acquire within 60 days of the date of this prospectus upon exercise of warrants.

(2)
Based on 17,804,459 shares of our common stock outstanding as of March 15, 2011.

(3)
Assumes that the selling shareholder will sell all of the shares of our common stock offered pursuant to this prospectus.

        In connection with our purchase of PGS Onshore, we agreed to nominate two individuals recommended by the selling shareholder to our board of directors. Gottfred Langseth, the selling shareholder's current Executive Vice President and Chief Financial Officer, and Anthony Tripodo were recommended by the selling shareholder to serve on our board of directors.

PLAN OF DISTRIBUTION

        As of the date of this prospectus, we have not been advised by the selling shareholder as to any plan of distribution. The selling shareholder and any of its pledges, assignees and successors-in-interest may, from time to time, sell any or all of their its shares of our common stock on the NYSE Amex or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  any exchange distribution and/or secondary distributions in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  through swaps or other derivatives;

  •
  sales in the over-the-counter market;

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  underwritten offerings;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The selling shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of any agency transaction not in excess of a customary brokerage commission in compliance with National Association of Securities Dealers, Inc., or NASD, Rule 2440; and, in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

        In connection with the sale of the shares or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholder may also sell shares short and deliver these securities to close out their its short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling shareholder may from time to time pledge or grant a security interest in some or all of the common stock owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

        There can be no assurances that the selling shareholders will sell any or all of the securities offered under this prospectus.

        We are required to pay certain fees and expenses that are incurred in connection with the registration of the shares. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        Because the selling shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling shareholder has advised us that it has not entered into any writer or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting connection with the proposed sale of the resale shares by the selling shareholder.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions which stabilize or maintain the market price of the securities at levels above those which might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

        We have agreed to keep the registration statement of which this prospectus is a part effective until all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to shares of our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

        The validity of the shares of our common stock offered hereby has been passed upon for us by Haynes and Boone, LLP.

EXPERTS

        Our consolidated financial statements incorporated by reference in this prospectus supplement from our Annual Report on Form 10-K as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010 have been audited by UHY LLP, an independent registered public accounting firm, set forth in their report thereon and are incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Geokinetics Inc.

3,318,616 Shares

Common Stock

PROSPECTUS

May 9, 2011